Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Page
Eastpoint Technologies, LLC
Report of Independent Auditors	F-2
Balance Sheets at December 31, 2003 and 2002 and March 31, 2004 (unaudited)	F-3
Statements of Operations for the years ended December 31, 2003 and 2002 and for the three months ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited)	F-4
Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the three months ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited)	F-5
Notes to Financial Statements	F-6

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Open Solutions Inc.:

     In our opinion, the accompanying balance sheets and the related statements of operations, and cash flows present fairly, in all material respects, the financial position of Eastpoint Technologies, LLC (“Eastpoint”) at December 31, 2003 and 2002, and the results of operations and cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 14, Eastpoint has restated its financial statements, which were previously audited by other independent accountants as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
August 27, 2004

EASTPOINT TECHNOLOGIES, LLC
BALANCE SHEETS

	Restated (Note 14)
	December 31,		March 31,
	2003	2002	2004
			(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$64	$347	$266
Accounts receivable, (net of allowance for doubtful accounts of $64, $47 and $55, respectively)	1,663	1,848	1,154
Prepaid expenses and other current assets (Note 5)	341	471	321

Total current assets	2,068	2,666	1,741
Fixed assets, net	420	708	376
Intangible assets	414	742	332
Goodwill	4,369	4,369	4,369
Other assets	16	39	—

Total assets	$7,287	$8,524	$6,818

Liabilities and Members’ Capital
Current liabilities:
Capital lease obligations, current portion	$4	$—	$3
Long term debt-related party, current portion	75	75	75
Accounts payable	378	533	262
Accrued expenses (Note 7)	213	260	280
Deferred revenue	1,461	1,683	1,495
Deferred tax liability	39	24	39

Total current liabilities	2,170	2,575	2,154

Long term debt-related party, less current portion	44	119	25

Total liabilities	2,214	2,694	2,179

Commitments and contingencies (Note 11)
Members’ Capital
Members’ capital	5,073	5,830	4,639

Total members’ capital	5,073	5,830	4,639

Total liabilities and members’ capital	$7,287	$8,524	$6,818

The accompanying notes are an integral part of these financial statements.

EASTPOINT TECHNOLOGIES, LLC
STATEMENTS OF OPERATIONS

	Restated (Note 14)		Three Months Ended
	Year Ended December 31,		March 31,
	2003	2002	2004	2003
			(unaudited)
	(in thousands)
Revenues:
Software license	$334	$160	$81	$194
Service, maintenance and other	4,843	4,978	1,108	1,257
Related party revenue	1,848	1,201	365	226

Total revenues	7,025	6,339	1,554	1,677

Cost of revenues:
Software license	238	232	58	58
Service, maintenance and other	3,934	4,394	998	1,025

Total cost of revenues	4,172	4,626	1,056	1,083

Gross profit	2,853	1,713	498	594

Operating expenses:
Sales and marketing	1,469	1,531	307	264
Research and development	1,022	1,026	280	265
General and administrative	1,260	1,099	327	299

Total operating expenses	3,751	3,656	914	828

Loss from operations	(898)	(1,943)	(416)	(234)
Interest income	4	18	1	2
Settlement proceeds (Note 4)	210	—	—	—
Interest expense	(11)	(7)	(3)	(3)

Loss before income taxes	(695)	(1,932)	(418)	(235)
Income tax provision	(62)	(56)	(16)	(14)

Net loss	$(757)	$(1,988)	$(434)	$(249)
Members’ capital, beginning of period	5,830	7,818	5,073	5,830

Members’ capital, end of period	$5,073	$5,830	$4,639	$5,581

The accompanying notes are an integral part of these financial statements.

EASTPOINT TECHNOLOGIES, LLC
STATEMENTS OF CASH FLOWS

	Restated (Note 14)		Three Months Ended
	Year Ended December 31,		March 31,
	2003	2002	2004	2003
			(unaudited)
	(in thousands)
Cash flows from operating activities
Net loss	$(757)	$(1,988)	$(434)	$(249)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	697	803	152	187
Provision for doubtful accounts	17	(114)	(9)	—
Changes in operating assets and liabilities:
Accounts receivable	168	(138)	428	214
Prepaid expenses and other assets	153	(206)	36	36
Accounts payable and accrued expenses	(187)	442	(49)	(303)
Deferred revenue	(222)	910	124	167

Net cash (used in) provided by operating activities	(131)	(291)	248	52

Cash flows from investing activities
Purchases of fixed assets	(76)	(426)	(26)	(16)

Net cash used in investing activities	(76)	(426)	(26)	(16)

Cash flows from financing activities
Proceeds from debt	200	225	—	—
Repayment of debt	(275)	(105)	(19)	(13)
Repayment of capital lease obligations	(1)	—	(1)	—

Net cash provided by (used in) financing activities	(76)	120	(20)	(13)

Net (decrease) increase in cash and cash equivalents	(283)	(597)	202	23
Cash and cash equivalents, beginning of period	347	944	64	347

Cash and cash equivalents, end of period	$64	$347	$266	$370

Supplemental disclosures
Cash paid for interest	$11	$7	$3	$3
Cash paid for income taxes	46	40	—	—

The accompanying notes are an integral part of these financial statements.

EASTPOINT TECHNOLOGIES, LLC
NOTES TO FINANCIAL STATEMENTS

1. The Company

     Eastpoint Technologies, LLC, (“Eastpoint”), is a software and service provider of core-processing solutions for community banks, finance companies and farm credit banks located throughout the United States. Eastpoint was formed on June 5, 2001 under the laws of the state of Delaware. Under limited liability company statutes, the members’ liability for any Eastpoint debt is limited to their investment, except to the extent that members may have guaranteed debt.

     As discussed further in Note 14, the financial statements for the years ended December 31, 2003 and 2002 have been restated.

     On June 18, 2004, EP Acquisition Corp., a wholly owned subsidiary of Open Solutions Inc., purchased substantially all of the outstanding operating assets and assumed certain liabilities of Eastpoint for cash consideration of approximately $7,000,000.

2. Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial Statements

     The unaudited financial statements at March 31, 2004 and for the three months ended March 31, 2004 and 2003 have been prepared on the same basis as the audited financial statements, and in the opinion of management, contain all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of its results of operations, financial position, and cash flows. Results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of the results to be expected for the entire fiscal years 2004 or 2003 or any other interim period.

     Segment Reporting

     Eastpoint applies the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information. Eastpoint views its operations and manages its business as one segment, the development and marketing of computer software and related services. Factors used to identify Eastpoint’s single operating segment include the organizational structure of Eastpoint and the financial information available for evaluation by the chief operating decision-maker in making decisions about how to allocate resources and assess performance. Eastpoint operates primarily in one geographical area, the United States of America.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on deposit with banks, as well as short-term investments with original maturities at the date of acquisition of 90 days or less.

     Accounts Receivable

     Eastpoint makes judgments as to its ability to collect outstanding receivables and provide allowances for the portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices and recorded in the allowance for doubtful accounts. Receivables are presented net of the allowance for doubtful accounts.

     Fixed Assets

     Fixed assets are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment and software	2-3 years
Office furniture and equipment	2-7 years
Leasehold improvements	2-5 years

     Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset. Expenditures for repairs and maintenance which do not extend the useful lives of the assets are charged to operations as incurred.

     Research and Development Costs

     Research and development costs, which are described as product development costs in the statements of operations, are expensed as incurred. Software development costs for new software products and additional modules for existing software are expensed as incurred until technological feasibility is established, in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed. Technological feasibility is established at the point in which a working model of the product has been completed and completeness of the working model and its consistency with the product design has been confirmed by testing. The establishment of technological feasibility of Eastpoint products has substantially coincided with the general release of such software. As a result, internal software development costs qualifying for capitalization under SFAS No. 86 have not been significant.

     Long-Lived Assets

     Eastpoint evaluates its long-lived assets, which are comprised primarily of fixed assets and acquired intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the asset group. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Eastpoint did not recognize any impairment loss for long-lived assets in 2003 or 2002 or for the three month period ended March 31, 2004.

     Goodwill and other Intangibles

     On January 1, 2002, Eastpoint adopted SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, for its business combinations, goodwill, and other intangible assets. Eastpoint’s goodwill is related to the June 30, 2001 acquisition (see Note 3) which was concurrent with the adoption of SFAS No. 142 and, as a result, has not been subject to amortization. Other intangible assets, such as purchased technology, continue to be amortized over their useful lives. Eastpoint performs an annual impairment test of its goodwill at December 31. Based on the results of the annual impairment analysis, Eastpoint has determined that no impairment existed for any periods presented.

     Revenue Recognition

     Eastpoint generates revenues from licensing the rights to use its software products and certain third-party software products to end-users. Eastpoint also generates revenues from customer support and maintenance, installation, professional service and training services provided to customers and data center services. Eastpoint’s maintenance and support arrangements offer call center support and unspecified upgrades and enhancements on software products on a when-and-if-available basis.

     Eastpoint recognizes license revenue in accordance with AICPA Statement of Position (“SOP”) 97-2, Software Revenue Recognition. Under SOP 97-2, Eastpoint recognizes software license revenue when a noncancelable license agreement has been executed, fees are fixed and determinable, the software has been delivered, accepted by the customer if acceptance is required by the contract and is other than perfunctory, and collection is considered probable.

     Eastpoint sells software licenses in conjunction with professional services for installation and maintenance. For these arrangements, the total contract value is attributed first to the maintenance arrangement based on its fair value, which is derived from renewal rates. The contract value is then attributed to installation and training services based on estimated fair value, which is derived from the rates charged for similar services provided on a stand-alone basis multiplied by estimated hours to complete. The remainder of the total contract value is then attributed to the software license and other delivered elements based on the residual method described in SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Eastpoint’s software license agreements generally do not require significant modification or customization of the underlying software, and accordingly, installation and training services are not considered essential to functionality. If customization of Eastpoint’s software is required, Eastpoint recognizes revenue using the percentage-of-completion method. Maintenance revenues are recognized ratably over the maintenance period. Revenues from installation, training and custom programming services are recognized as services are performed. Deferred revenue is comprised of payments received related to product delivery, maintenance and other services, which have been paid by customers prior to the recognition of revenue. Deferred revenue relates primarily to cash received for maintenance contracts in advance of services performed.

     Data center revenues associated with allowing customers to utilize Eastpoint’s software products on an outsourced basis are recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition in Financial Statements. Specifically, revenues are recognized when evidence of an arrangement exists, fees are fixed and determinable, collectibility is reasonably assured, and delivery has occurred. Eastpoint obtains signed contracts, which indicate the key terms, as well as the fixed and determinable fees, in each arrangement. Eastpoint has credit monitoring procedures in place to ensure that collectibility is reasonably assured. Revenues from data center services are recognized over the term of the arrangement, typically 3 to 5 years. Up-front payments for installation, conversion and other set up activities are deferred and recognized ratably over an estimated customer relationship period of 5 years.

     Eastpoint warrants its products will function substantially in accordance with documentation provided to customers. To date, Eastpoint has not incurred any significant expenses related to warranty claims.

     Income Taxes

     Eastpoint is a limited liability company and is taxed as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by Eastpoint. Members are taxed separately on their shares of Eastpoint’s earnings. Eastpoint is subject to state income tax in certain states in which it operates and appropriate provision has been made.

     Eastpoint uses the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of the assets and liabilities and net operating loss carryforwards using presently enacted tax rates. A valuation allowance is established, if necessary, to reduce deferred tax assets to the amount expected to be realized.

     Comprehensive Income

     SFAS No. 130, Reporting Comprehensive Income, requires that items defined as comprehensive income or loss be separately classified in the financial statements and that the accumulated balance of other comprehensive income or loss be reported separately from accumulated deficit in the members’ equity section of the balance sheet. Eastpoint does not have items of other comprehensive income or loss which require disclosure in the accompanying financial statements.

     Concentration of Credit Risk

     During the years ending December 31, 2003 and 2002 and the three months ended March 31, 2004 (unaudited), Eastpoint had no customers that provided more than 10% of its revenue.

     Fair Value of Financial Instruments

     The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments. The carrying amount of long-term capital lease obligations approximates fair value, and a fluctuation in interest rates would not be material to Eastpoint’s financial position.

3. Acquisitions

     On June 5, 2001, Eastpoint concurrently acquired certain assets of two corporations, M & I EastPoint Technology, Inc. and Preferred Financial Systems, Inc. for total consideration, including assumption of certain liabilities, of approximately $5,800,000 and $1,900,000, respectively.

     Each of these acquisitions was accounted for as a purchase transaction. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on estimates of fair value. The fair value of intangible assets, including developed software and customer relationships was based upon management’s estimates. The fair value of the developed software was based on a relief from royalty method and the customer relationships fair value was based on estimated future cash flows discounted at a 20% weighted average cost of capital. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operating results of each business acquired have been included in Eastpoint’s financial statements from date of acquisition. Accordingly, the aggregate purchase price for both acquisitions was allocated to the assets acquired based on fair value as follows:

Tangible assets acquired	$1,859,000
Software	626,000
Customer relationships	608,000
Goodwill	4,607,000

$7,700,000

     The amortizable intangible assets are being amortized over 5 years for software and 3 years for customer relationships. Amortization expense for the years ended December 31, 2003 and 2002 were $328,000 and $328,000, respectively.

Intangible assets consisted of the following:

	December 31, 2003			December 31, 2002
		Accumulated			Accumulated
	Gross	Amortization	Net	Gross	Amortization	Net
Software	$626,000	$313,000	$313,000	$626,000	$188,000	$438,000
Customer relationships	608,000	507,000	101,000	608,000	304,000	304,000

	$1,234,000	$820,000	$414,000	$1,234,000	$492,000	$742,000

Estimated amortization expense for intangible assets for the next three years is as follows:

2004	$226,000
2005	125,000
2006	63,000

$414,000

4. Settlement Proceeds

     Certain undisclosed liabilities from the acquisition of assets on June 5, 2001 were identified by Eastpoint in 2002. Under the terms of the acquisition, Eastpoint was entitled to reimbursement for these liabilities. The acquisition was subject to SFAS 38, Accounting for Preacquisition Contingencies of Purchased Enterprises an amendment of APB Opinion No. 16, which requires preacquisition gain contingencies that are identified subsequent to the completion of the acquiring company’s information gathering period to be recorded in net income at such time that the contingency is resolved. In 2003, Eastpoint was reimbursed, net of expenses, for approximately $210,000 for such preacquisition liabilities and this amount is reflected in other income in 2003.

5. Prepaid Expenses and Other Current Assets

	December 31,		March 31,
	2003	2002	2004
			(unaudited)
Third-party software license inventory	$144,000	$250,000	$144,000
Prepaid maintenance fees	103,000	109,000	71,000
Other	94,000	112,000	106,000

	$341,000	$471,000	$321,000

6. Fixed Assets

	December 31,
			March 31,
	2003	2002	2004
			(unaudited)
Computer equipment and software	$1,323,000	$1,243,000	$1,349,000
Office furniture and equipment	180,000	180,000	180,000
Leasehold improvements	10,000	10,000	10,000

	1,513,000	1,433,000	1,539,000
Less: accumulated depreciation	(1,093,000)	(725,000)	(1,163,000)

	$420,000	$708,000	$376,000

     Depreciation expense was $368,000, $475,000, $70,000 (unaudited) and $105,000 (unaudited) for the years ended December 31, 2003 and 2002, and the three months ended March 31, 2004 and 2003, respectively.

7. Accrued Expenses

	December 31,
			March 31,
	2003	2002	2004
			(unaudited)
Compensation	$140,000	$122,000	$242,000
Sales tax payable	47,000	111,000	7,000
Other	26,000	27,000	31,000

	$213,000	$260,000	$280,000

8. Long-Term Debt

     Line of Credit

On January 6, 2003, Eastpoint executed a $200,000 line of credit agreement with an affiliated entity of the majority LLC member. The note is due on demand. The interest rate is the bank’s base rate (6.0% at December 31, 2003). During fiscal 2003, Eastpoint borrowed and repaid certain amounts under the line of credit. At December 31, 2003, there was no outstanding balance on the line of credit. The line of credit matured on December 31, 2003 and was not renewed.

     Long-Term Debt and Capital Lease Obligations

     Eastpoint entered into a promissory note agreement to an affiliated entity of the majority LLC member. The amount of the note payable for the years ended December 31, 2003 and 2002 was $119,000 and $194,000, respectively. This note is payable in monthly installments of $6,250 in principal, plus interest at 6.0% at December 31, 2003. The note is secured by a first security interest in all tangible and intangible assets of Eastpoint. The note will mature on July 31, 2005.

Two capitalized lease payables for computer and office equipment in monthly installments consisting of principal and interest at 10% secured by the leased equipment. The final payments are due in November 2004 and April 2005.

     Long-term debt consists of the following:

	December 31,
			March 31,
	2003	2002	2004
			(Unaudited)
Promissory note from related party	$119,000	$194,000	$100,000
Capital lease obligations	4,000	—	3,000

	123,000	194,000	103,000
Less current portion	79,000	75,000	78,000

Long-term debt	$44,000	$119,000	$25,000

     Future maturities of long-term debt at December 31, 2003:

2004	$79,000
2005	44,000

9. Members’ Capital

     On June 5, 2001, Eastpoint was formed as a limited liability company. The LLC members contributed $7,800,000 of capital to Eastpoint on the date of incorporation. No subsequent capital contributions have been made. Profits and losses are allocated to the members’ accounts after each fiscal year based on the ownership percentage of each member. Distributions to members may be made at any time, although there have not been any distributions made since inception.

10. Related Party Transactions

All LLC members are either customers or affiliated entities of customers of Eastpoint. Eastpoint’s bank accounts and long-term debt (Note 8) are maintained with an affiliated entity of the majority LLC member. During 2002, Eastpoint obtained its insurance coverage through an agency owned by an affiliated entity of the majority LLC member. During 2003, insurance coverage was obtained through an unrelated entity, except as noted below.

Related party activity is summarized as follows:

	December 31,
	2003	2002
Loan receipts	$200,000	$225,000

Loan payments	$275,000	$31,000

Accounts receivable	$611,000	$264,000

Insurance premiums	$2,000	$72,000

11. Commitments and Contingencies

     At December 31, 2003, Eastpoint was committed under facility and various other operating leases, which expire at various dates through 2006. Eastpoint also leases various equipment pursuant to operating lease agreements. Minimum future lease payments under noncancelable leases with a remaining term of greater than one year at December 31, 2003 are approximately as follows:

2004	$276,000
2005	209,000
2006	104,000

Total minimum obligations	$589,000

     Rent expense under operating leases was $569,000, $665,000, $97,000 (unaudited) and $109,000 (unaudited) for the years ended December 2003 and 2002 and the three months ended March 31, 2004 and 2003, respectively.

12. Income Taxes

The provision for income tax consists of the following:

	December 31,
	2003	2002
Current state income tax	$46,000	$40,000
Deferred state income tax	16,000	16,000

Provision for state income tax	$62,000	$56,000

     Total deferred tax assets, deferred tax liabilities and deferred tax asset valuation allowance are as follows. The principal items resulting in deferred tax assets and liabilities are depreciation, allowance for doubtful accounts, amortization, vacation pay accrual and New Hampshire tax credits:

	2003	2002
Gross deferred tax assets	$136,000	$94,000
Gross deferred tax liability	39,000	24,000

	97,000	70,000
Valuation allowance	(136,000)	(94,000)

Net deferred tax liability	$39,000	$24,000

13. Retirement Plan

Employees of Eastpoint may participate in a 401(k) savings plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting age and length of service requirements. Eastpoint has the option of making an annual discretionary match. No matching contributions were made for the years ending December 31, 2003 or 2002 or for the unaudited three month periods ended March 31, 2004 or 2003.

14. Restatement

The financial statements for the years ended December 31, 2003 and 2002, which were previously audited by other independent auditors, have been restated to reflect the following misapplication of accounting principles during those periods:

Revenue Recognition

     Eastpoint is restating revenues by an aggregate net decrease of $242,000 and $240,000 for the years ended December 31, 2003 and 2002, respectively. Eastpoint reevaluated the revenue recognition criteria of Statement of Position 97-2, Software Revenue Recognition and Staff Accounting Bulletin 104, Revenue Recognition (“SAB 104”), as applicable. Certain transactions were identified that did not meet the criteria required to allow revenue recognition, necessitating a deferral of revenue in the respective periods.

Revenue Reclassification

     Eastpoint is reclassifying $210,000 from revenues to other income for the year ended December 31, 2003 and $586,000 from revenues to reduce bad debt expense for the year ended December 31, 2002, respectively. After reevaluating the revenue recognition criteria of SAB 104 and other accounting principles, Eastpoint determined that certain transactions should not have been originally classified as revenue. In 2003, the Company originally classified the settlement of a preacquisition contingency for $210,000 (as further discussed in Note 4) as revenue, however, after consideration of the definition of an earnings process under FASB Conceptual Statement No. 5, determined that this transaction was more appropriately reflected in other income. In 2002, the Company originally recorded revenue of $586,000 and bad debt expense for the same amount due to the uncertainty of collectibility of a contract fee. After considering the revenue recognition criteria of SAB 104, management determined that collectibility of the fee was not reasonably assured and therefore revenue and the corresponding bad debt expense should not have been recorded in 2002.

Cost of Revenues Reclassification

     Eastpoint is reclassifying $3,468,000 and $3,865,000 of expenses from operating expenses to cost of revenues for the years ended December 31, 2003 and 2002, respectively. Eastpoint reviewed the classification of certain direct expenses attributable to revenue generating activities and determined that such costs should be reflected in cost of revenues.

Other Adjustments

     Eastpoint made certain miscellaneous adjustments to correct errors that were identified; having an aggregate impact of a $48,000 and $23,000 increase in net loss for the years ended December 31, 2003 and 2002, respectively.

Summary of Adjustments

     The aggregate impact to the statement of operations of the adjustments described above is to increase the previously reported net loss by $290,000 and $263,000 for the years ended December 31, 2003 and 2002, respectively. The following table summarizes the financial statement impact of these adjustments for the periods indicated.

	Year Ended December 31, 2003			Year Ended December 31, 2002
	As Previously	Net		As Previously	Net
	Reported	Change	Restated	Reported	Change	Restated
	(in thousands)			(in thousands)
Statement of Operations
Revenues	$7,477	$(452)	$7,025	$7,165	$(826)	$6,339
Cost of revenues	704	3,468	4,172	761	3,865	4,626
Gross profit	6,773	(3,920)	2,853	6,404	(4,691)	1,713
Operating expenses	7,207	(3,456)	3,751	8,107	(4,451)	3,656
Other income (expense)	(7)	210	203	11	—	11
Income tax provision	26	36	62	33	23	56
Net loss	(467)	(290)	(757)	(1,725)	(263)	(1,988)

Balance Sheet
Accounts receivable	$1,965	$(302)	$1,663	$1,848	$—	$1,848
Deferred tax asset	68	(68)	—	47	(47)	0
Accrued expenses	201	12	213	260	—	260
Deferred revenue	1,282	179	1,461	1,443	240	1,683
Deferred tax liability	—	39	39	—	24	24
Members’ capital	5,673	(600)	5,073	6,141	(311)	5,830